Exhibit 99.1

Atlantic Union Bankshares Corporation To Release Second Quarter 2021 Results

Richmond, Va., July 6, 2021 – Atlantic Union Bankshares Corporation (the “Company”) today announced that it will release second quarter 2021 results before the market opens on Thursday, July 22, 2021.

Following the release, the Company will host a conference call and webcast for analysts at 9:00 a.m. Eastern Time on Thursday, July 22, 2021.

Management will conduct a conference call and listen-only webcast with accompanying slides, which can be found at: https://edge.media-server.com/mmc/p/e3ix8xvr

To participate in the call, please use one of the following telephone numbers.

Participant Toll-Free Dial-In Number: (866) 220-4170

Participant International Dial-In Number: (864) 663-5235

The conference ID is: 2240959

A replay of the webcast, and the accompanying slides, will be available on the Company’s website for 90 days at: https://investors.atlanticunionbank.com/.

About Atlantic Union Bankshares Corporation

Headquartered in Richmond, Virginia, Atlantic Union Bankshares Corporation (Nasdaq: AUB) is the holding company for Atlantic Union Bank. Atlantic Union Bank has 129 branches and approximately 150 ATMs located throughout Virginia, and in portions of Maryland and North Carolina. Certain non-bank financial services affiliates of Atlantic Union Bank include: Atlantic Union Equipment Finance, Inc., which provides equipment financing; Old Dominion Capital Management, Inc., and its subsidiary, Outfitter Advisors, Ltd., and Dixon, Hubard, Feinour & Brown, Inc., which provide investment advisory services; Atlantic Union Financial Consultants, LLC, which provides brokerage services; and Union Insurance Group, LLC, which offers various lines of insurance products.

###

Contact:

Bill Cimino, Senior Vice President and Director of Investor Relations 804.448.0937